UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2023

UNIVERSAL DISPLAY CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Pennsylvania	1-12031	23-2372688
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Phillips Boulevard, Ewing, NJ		08618
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (609) 671-0980

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	OLED	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As disclosed in Item 5.07 below, the shareholders of Universal Display Corporation (the “Company”) approved the Universal Display Corporation 2023 Equity Compensation Plan (the “Equity Plan”) at the Company’s 2023 Annual Meeting of Shareholders held on June 15, 2023 (the “2023 Annual Meeting”). Our Board of Directors determined on April 4, 2023, that the adoption of the Equity Plan is in the best interest of the Company.

The Equity Plan provides for the issuance of up to 1,516,267 shares of the Company’s common stock under the Equity Plan. All employees of, and key advisors who perform services for, the Company and its subsidiaries, and all non-employee directors of the Company, are eligible to participate in the Equity Plan.

The Equity Plan is filed as Annex A to the Company’s Definitive Proxy Statement for the 2023 Annual Meeting filed with the Securities and Exchange Commission on April 20, 2023 and incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) The Company held the 2023 Annual Meeting on June 15, 2023.

(b) The number of votes represented at the annual meeting, in person or by proxy, was 41,706,101. In determining this number, abstentions and shares held by brokers who have notified us that they lack voting authority with respect to any matter (referred to herein as “broker non-votes”) were deemed present for quorum purposes. The matters voted upon at the annual meeting and the results of the vote on each such matter are set forth below:

1. Election of Directors.

Name	Votes FOR	Votes AGAINST	Abstentions	Broker Non-Votes
Steven V. Abramson	36,348,177	527,739	52,189	4,777,996
Cynthia J. Comparin	36,562,612	313,009	52,484	4,777,996
Richard C. Elias	32,460,859	4,411,711	55,535	4,777,996
Elizabeth H. Gemmill	31,936,588	4,937,757	53,760	4,777,996
C. Keith Hartley	32,071,458	4,574,733	281,914	4,777,996
Celia M. Joseph	36,228,338	646,197	53,570	4,777,996
Lawrence Lacerte	32,614,267	4,237,442	76,396	4,777,996
Sidney D. Rosenblatt	35,000,918	1,875,390	51,797	4,777,996

* Abstentions and broker non-votes were not considered votes “cast” with respect to the election of directors.

2. Proposal to ratify the Company's 2023 Equity Compensation Plan.

Votes FOR	Votes AGAINST	Abstentions	Broker Non-Votes
35,038,719	1,823,880	65,506	4,777,996

* Abstentions and broker non-votes were not considered votes “cast” on this proposal.

3. Advisory resolution to approve compensation of the Company’s named executive officers.

Votes FOR	Votes AGAINST	Abstentions	Broker Non-Votes
30,253,625	6,380,276	294,204	4,777,996

* Abstentions and broker non-votes were not considered votes “cast” on this proposal.

In light of the shareholder preference reflected in the above voting results, the Company has determined that future advisory shareholder votes on the compensation of the Company’s named executive officers will continue to be held every year until the next vote on the frequency of such advisory shareholder votes.

4. Advisory resolution regarding the frequency of future advisory shareholder votes on compensation of the Company’s named executive officers.

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
35,781,633	22,690	1,022,757	101,025	4,777,996

* Abstentions and broker non-votes were not considered votes “cast” on this proposal.

5. Proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2023.

Votes FOR	Votes AGAINST	Abstentions	Broker Non-Votes
39,308,746	2,348,712	48,643	0

* Abstentions and broker non-votes were not considered votes “cast” on this proposal.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1

Universal Display Corporation 2023 Equity Compensation Plan (filed as Annex A to the Company’s Definitive Proxy Statement for the 2023 Annual Meeting filed with the Securities and Exchange Commission on April 20, 2023 and incorporated herein by reference).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Universal Display Corporation

Date: June 20, 2023	By:	/s/ Mauro Premutico
Mauro Premutico
Secretary